AMENDMENT NUMBER FOUR

                                TO THE

                         PAUL MUELLER COMPANY
                  CONTRACT EMPLOYEES RETIREMENT PLAN

    WHEREAS, Paul Mueller Company (the "Company") adopted the Paul Mueller Company Contract Employees Retirement Plan (the "Plan") effec-tive July 1, 1965; and

    WHEREAS, the Company amended and restated the Plan effective
January 1, 1992; and

    WHEREAS, the Company retained the right to amend the Plan pursuant to Section 9.01 hereof;

    NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows:

    1. The definition of "Actuarial Equivalent" in Section 1.02 is amended to read as follows:

            ACTUARIAL EQUIVALENT means equality in the value of the aggregate amounts expected to be received under different forms of payment based on the rates determined below. The amount of each payment under an optional form shall be determined by multiplying the amount payable on the Normal Form by the ratio of (a) the applicable rate for the Normal Form, to (b) the applicable rate for the optional form at the time benefits are determined. The benefit from a single sum on an optional form shall be the Actuarial Equivalent of the benefit payable on the Normal Form based on the applicable rates. These applicable rates will be determined using the rates of interest and mortality (male table) used (as of the first day of the calendar quarter preceding the calendar quarter in which occurs the Annuity Starting Date) by the Pension Benefit Guaranty Corporation for a trusteed single-employer plan to value a benefit upon termination of an insufficient trusteed single-employer plan. In the event the basis for determining Actuarial Equivalent is changed, Actuarial Equivalent of the Participant's Accrued Benefit on and after the date of the change shall be determined as the greater of (a) the Actuarial Equivalent of the Accrued Benefit as of the date of the change computed on the old basis, or (b) the Actuarial Equivalent of the total Accrued Benefit computed on the new basis.

    2. The definition of "Present Value" in Section 1.02 is amended to read as follows:

            PRESENT VALUE means the current value of a benefit payable on a specified form and on a specified date. The method of determining Present Value is based upon assumed rates of mortality and the rates of interest used by the Pension Benefit Guaranty Corporation for a trusteed single-employer plan to value a benefit upon termination of an insufficient trusteed single-employer plan. Such rates shall be determined without regard to sex and shall be those rates on the first day of the calendar quarter preceding the calendar quarter in which occurs the Annuity Starting Date. In the event the basis for determining Present Value is changed, the Present Value of the Participant's Accrued Benefit on and after the date of the change shall be determined as the greater of
        (a) the Present Value of the Accrued Benefit as of the date of the change computed on the old basis, or (b) the Present Value of the total Accrued Benefit computed on the new basis.

    3.  A new Section 3.04 is added as follows:

            SECTION 3.04--LIQUIDITY SHORTFALL LIMITATIONS.

            If the Plan has a liquidity shortfall within the meaning of Section 412(m) of the Internal Revenue Code, the Plan shall not pay benefits in excess of the amounts payable as a monthly Accrued Benefit, plus any applicable Social Security supple-ments, to a Participant or Beneficiary the payment of whose benefits commences during the period of the liquidity short-fall. Additional restrictions shall apply to a period of a liquidity shortfall to the extent required by section 401(a)(32) of the Internal Revenue Code and Section 206(d) of ERISA.

    4.  Section 4.01 is amended to read as follows:

            SECTION 4.01--ACCRUED BENEFIT.

            An Active Participant's monthly Accrued Benefit as of any date will be calculated according to subsections (a), (b) and
        (c) below:

            (a) If a Participant was an Active Participant on April 1, 1996, or first became an Active Participant after that date, his monthly Accrued Benefit as of any date will be an amount equal to $25.00 multiplied by his Accrual Service (not to exceed 35 years) on such date.

            (b) If a Participant was not an Active Participant on April 1, 1996, and did not first become an Active Participant after that date, but was an Active Par-ticipant on September 19, 1994, or first became an Active Participant after that date, his monthly Accrued Benefit as of any date will be determined as follows:

                 (1)  An amount equal to:

                       (i)  Before January 1, 1996, $21.00; and

                      (ii)  On and after January 1, 1996, $25.00.

                 (2) Multiplied by his Accrual Service for the appli-cable period(s) specified in (1) above; pro-vided, however, that:

                       (i)  Regardless of when the service was ren-
                            dered, no more than 35 years of Accrual
                            Service shall be counted; and

                      (ii) In the event that the 35 year limitation applies to a Participant's Accrual Ser-vice, his Accrued Benefit shall be calcu-lated by counting last years first.

            (c) If a Participant was not an Active Participant on September 19, 1994, and did not first become an Active Participant after that date, his monthly Accrued Benefit as of any date will be determined as follows:

                 (1)  An amount equal to:

                       (i)  Before January 1, 1981, $12.00;

                      (ii) On and after January 1, 1981, and before January 1, 1984, $14.00;

                     (iii) On and after January 1, 1984, and before January 1, 1994, $20.00;

                      (iv) On and after January 1, 1994, and before January 1, 1996, $21.00; and

                       (v)  On and after January 1, 1996, $25.00.

                 (2) Multiplied by his Accrual Service for the appli-cable period(s) specified in (1) above; pro-vided, however, that:

                       (i)  Regardless of when the service was ren-
                            dered, no more than 35 years of Accrual
                            Service shall be counted;

                      (ii) For service prior to January 1, 1994, no more than 30 years of Accrual Service shall be counted; and

                     (iii) For service prior to January 1, 1985, no more than 25 years of Accrual Service shall be counted.

                      In the event that the 25, 30 or 35 year limita-tion applies to a Participant's Accrual Service, his Accrued Benefit shall be calculated by counting last years first.

    5. Section 4.03 is amended by deleting the existing Section in its entirety and substituting the following new Section in its place:

        SECTION 4.03--BENEFIT LIMITATION.

            In no event shall the monthly retirement benefit payable under the Plan exceed the limitations applicable to the Plan under Section 415 of the Internal Revenue Code and the regu-lations promulgated thereunder. If the monthly retirement benefit payable under any provision of the Plan would exceed such limitations, then notwithstanding any other provision of the Plan, such monthly retirement benefit shall be reduced to the extent necessary to ensure that such limitations are not exceeded. If a Member's monthly retirement benefit payable under this Plan, in combination with the annual additions credited to him under any defined contribution plan maintained by the Employer, would exceed such limitations, then the monthly retirement benefit payable under this Plan shall be reduced to the extent necessary to ensure that such limi-tations are not exceeded. For purposes of this Section, "Employer" means Paul Mueller Company and all employers required, pursuant to Section 415 of the Internal Revenue Code, to be aggregated therewith under the rules of Sections 414(b) or (c) of the Code.

    6. The first sentence of Section 6.03(b) is deleted in its en-tirety and the following is substituted in its place:

        (b) The optional forms of retirement benefit shall be the following: single life annuities with a certain period of three years; survivorship life annuities with survi-vorship percentages of 50 or 100; and a single lump sum, as provided in Section 6.03(i).

    7.  A new Section 6.03(i) is added as follows:

        (i)  Cash Option.

             Where the lump sum Actuarial Equivalent of a Partici-pant's vested Accrued Benefit is not greater than $10,000, he may elect with the consent of his spouse to receive an immediate lump sum cash settlement in lieu of the monthly payments of his vested Accrued Benefit which he would otherwise be entitled to receive. The Parti-cipant may elect this cash settlement to be paid at any time after termination of employment but not later than his Normal or Late Retirement Date. This Cash Option may also be elected by a Participant who has not terminated employment but Accrued Pension must be distributed pur-suant to the required distribution provisions of Section 6.03.

             The Cash Option will be invoked without the Participant's consent if the lump sum Actuarial Equivalent of the Par-ticipant's vested Accrued Benefit is less than $1,750, as described in the SMALL AMOUNTS SECTION of ARTICLE 9.

    The changes made by numbered paragraphs 1, 2, 6 and 7 shall be effective for Annuity Starting Dates on or after April 1, 1996. The changes made by numbered paragraphs 3 and 5 shall be effective for Plan Years beginning on or after January 1, 1995. The changes made by numbered paragraph 4 shall be effective as provided therein.

    IN WITNESS WHEREOF, PAUL MUELLER COMPANY has caused this instru-ment to be duly executed this 26th day of July, 1996.

                                        PAUL MUELLER COMPANY

                                        /S/    DONALD E. GOLIK
                                        _____________________________
                                        Donald E. Golik
                                        Senior Vice President and CFO

Attest:

/S/   RONALD W. GIELOW
____________________________
Ronald W. Gielow
Assistant Secretary